UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2022

RUTH’S HOSPITALITY GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (407) 333-7440
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

Ruth’s Hospitality Group, Inc. will meet with investors at The Benchmark Company Consumer/Media/Entertainment Conference on September 7, 2022.  During these meetings, the Company plans to share a business update and preliminary results from July and August 2022 as outlined below:

●
Three new Company-owned restaurants opened in August:  two restaurants (Worcester, MA and Long Beach, CA) opened on August 1, 2022, and one restaurant (Melville, NY) opened on August 15, 2022.  As of August 31, 2022,  there were 154 Ruth’s Chris Steak House restaurants, including 77 company-owned restaurants, three restaurants operating under contractual agreements and 74 franchisee-owned restaurants.

●	Comparable restaurant sales in July increased 13.5% compared to July 2019 and decreased (2.8%) compared to July 2021.

●	Comparable restaurant sales in August increased 8.1% compared to August 2019 and increased 5.4% compared to August 2021.

●	Average weekly sales for Company-owned restaurants were approximately $103 thousand in July and $110 thousand in August.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: September 6, 2022	By:	/s/ Kristy Chipman
Kristy Chipman
Executive Vice President, Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer